UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 22, 2006

Cadence Financial Corporation

(Exact name of registrant as specified in its charter)

Mississippi	1-5773	64-0684755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 East Main Street

Starkville, MS 39759

(Address of Principal Executive Offices and Zip Code)

(662) 343-1341

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2006, Cadence Financial Corporation (the “Company”) executed an Amended and Restated Agreement and Plan of Merger by and between the Company and Seasons Bancshares, Inc. (“Seasons”) pursuant to which the Company will acquire Seasons. Under the terms of the Amended and Restated Agreement and Plan of Merger, which is attached hereto as Exhibit 2.1, Seasons will merge with and into a newly formed subsidiary of the Company (the “Merger”). Seasons will be the surviving entity and will be a subsidiary of the Company.

In the aggregate, the acquisition is valued at approximately $16.94 million. The purchase price per share will be $15 per share of Seasons common stock, which will be paid in cash. Any options to acquire shares of Seasons common stock, whether vested or unvested, shall receive $15 per option less the exercise price, which is included in the $16.94 million value of the acquisition.

The proposed Merger is subject to customary closing conditions, including obtaining approvals from the Federal Reserve, the Comptroller of the Currency, the Georgia Department of Banking, the Federal Deposit Insurance Corporation and the Seasons’ shareholders.

A definitive proxy statement will be sent to Season’s shareholders seeking their approval of the plan. Investors and shareholders are urged to read the proxy statement carefully when it becomes available because it will contain important information about the merger. Investors and shareholders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by the Company with the SEC may also be obtained for free from the Company by directing a written request to Cadence Financial Corporation, P.O. Box 1187, Starkville, MS 29760, attn: Richard T. Haston.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
Exhibit 2.1	Amended and Restated Agreement and Plan of Merger by and between Cadence Financial Corporation and Seasons Bancshares, Inc. dated as of September 22, 2006.

Exhibit 99.1	Cadence Financial Corporation Press Release, dated September 22, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE FINANCIAL CORPORATION (Registrant)

Dated: September 25, 2006	By:	/s/ Richard T. Haston
	Name:	Richard T. Haston
	Title:	Executive Vice President; Chief Financial Officer; Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 2.1	Amended and Restated Agreement and Plan of Merger by and between Cadence Financial Corporation and Seasons Bancshares, Inc. dated as of September 22, 2006.

Exhibit 99.1	Cadence Financial Corporation Press Release, dated September 22, 2006, and furnished with this report.